FIRST AMENDMENT TO THE
ETF CUSTODY AGREEMENT
THIS FIRST AMENDMENT (this “Amendment”) to the ETF Custody Agreement (the “Agreement”), dated as of August 29, 2022, is made and entered into by and between FUNDX INVESTMENT TRUST, a Delaware statutory trust, (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).
RECITALS
WHEREAS, the parties have entered into an Agreement; and
WHEREAS, the parties desire to convert FundX Conservative Upgrader Fund and
 FundX Flexible Income Fund from mutual funds to ETFs; and
WHEREAS, FundX Conservative Upgrader Fund will be known as FundX Conservative ETF and FundX Flexible Income Fund will be known as FundX Flexible ETF post conversion; and
WHEREAS, this Amendment will be in effect upon the conversion to ETF on October 6, 2023 (the “Conversion Date”). However, if such conversion is not completed by October 31, 2023, this Agreement shall not go into effect; and
WHEREAS, Article XV, Section 15.02 of the Custody Agreement allows for its amendment by a written instrument executed by the parties and authorized or approved by the Board of Trustees.
    NOW, THEREFORE, the parties agree as follows:
Exhibit A of the Custody Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
    IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the Conversion Date.

FUNDX INVESTMENT TRUST        U.S. BANK NATIONAL ASSOCIATION

By: ______________________________    By: ________________________________
Name: ___________________________    Name: ______________________________
Title: ____________________________    Title: _______________________________
Date: ____________________________    Date: _______________________________

EXHIBIT A
to the Custody Agreement
Separate Series of Fund X Investment Trust
Name of Series
FundX ETF
FundX Aggressive ETF
FundX Conservative ETF
FundX Flexible ETF

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